UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-202970

Date of Report (Date of earliest event reported): January 2, 2018

Sheng Ying Entertainment Corp.
(Exact name of Registrant as specified in its charter)

Nevada	30-0828224
(State of incorporation)	(IRS Employer ID Number)

5348 Vegas Drive, Las Vegas, NV 89108
Address of Principal Executive Office

(Previous Address of principal executive offices)

(310) 982-1331
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

At a Special Meeting of the Board of Directors of Sheng Ying Entertainment Corp., a Nevada corporation, January 2, 2018, the Board adopted the following Resolutions:

1)	Authorizing the Company to present to shareholders for approval an amendment to the Company’s Articles of Incorporation to increase the total number of shares of capital stock that we are authorized to issue from 50,000,000 to 100,000,000, with par value remaining at $.001 per share. The 100,000,000 shares shall consist of 5,000,000 shares of Preferred Stock, and 95,000,000 shares of Common Stock, all pursuant to applicable Nevada state laws, rules and regulations, as well as the Company’s Bylaws; and

2)	Directing the officers and the Company’s corporate and securities counsel work together and take any and all actions, and execute any and all documents deemed necessary and appropriate, to effect the Resolutions adopted herein, including coordinating the protocols for approval of the increase in authorized capital by shareholders, consistent with Nevada corporate law (NRS Ch. 78), together with actions to file and notify regulatory authorities of this action, and otherwise comply with all applicable laws, rules and regulations, including coordinating with FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Minutes of the Board of Directors Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2018

SHENG YING ENTERTAINMENT CORP.

By: /s/ Steve Raack

Steve Raack

President and Chief Executive Officer